EXHIBIT 10 (d)(3)

Award Summary—2004 Non-Employee Director Equity Grant

«First_Name» «Last_Name»

Date of Agreement and Award: May 25, 2004

Deferred Stock Units	Number of Deferred Stock Units:	DSUs

	Deferral Period Ends:	Earlier of One Year Following Termination of Board Service or Date of Death